--
*      Application to be filed with the Securities and Exchange
       Commission, pursuant to Exchange Act Rule 24b-2, for confidential treatment of certain portions of this exhibit.








                                  AGREEMENT TO

                               ACQUIRE AND CHARTER

                                  BY AND AMONG




                         AMERICAN PRESIDENT LINES, LTD.,

Transferor,


                             APL NEWBUILDINGS, LTD.,

Transferee,





                         KREDITANSTALT FUR WIEDERAUFBAU
                             (as Agent and Lender),

                             COMMERZBANK AG, HAMBURG
                              (as Syndicate Agent),

                          COMMERZBANK AG (KIEL BRANCH),
                           DRESDNER BANK AG (HAMBURG),
                            VEREINS-und WEST BANK AG,
                             DEUTSCHE SCHIFFSBANK AG
                    NORDDEUTSCHE LANDESBANK-GIROZENTRALE and
                            DEUTSCHE VERKEHRS-BANK AG
                     BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                               (as the Syndicate)




                              Dated March 14, 1994


                                TABLE OF CONTENTS


                                                                    Page


                                                              RECITALS 1

                                            SECTION 1.     DEFINITIONS 2

                    SECTION 2.     TRANSFER AND CHARTER OF THE VESSELS 3

                              SECTION 3.     CONDITIONS PRECEDENT TO
TRANSFEREE'S
                                        OBLIGATIONS ON A DELIVERY DATE 4

           SECTION 4.     REPRESENTATIONS AND WARRANTIES OF TRANSFEREE 6

                                              SECTION 5.     COVENANTS 9

                                               SECTION 6.     NOTICES 12

                                          SECTION 7.     COUNTERPARTS 13

                                          SECTION 8.     MODIFICATION 13

                                SECTION 9.     SUCCESSORS AND ASSIGNS 13

                                         SECTION 10.    GOVERNING LAW 13

                                            SECTION 11.    ASSIGNMENT 13

                                          SECTION 12.    SEVERABILITY 13

                           SECTION 13.    TABLE OF CONTENTS; HEADINGS 14


EXHIBIT A.     FORM OF DAEWOO CHARTER OR HDW CHARTER
EXHIBIT B.     FORM OF CERTIFICATE OF DELIVERY
                      AND ACCEPTANCE
EXHIBIT C.     FORM OF CHARTER ASSIGNMENT AND SECOND
                      CHARTER ASSIGNMENT AND CONSENT


SCHEDULE 1     NAMES AND ADDRESSES OF SYNDICATE MEMBERS

                                  AGREEMENT TO
                               ACQUIRE AND CHARTER


               THIS AGREEMENT TO ACQUIRE AND CHARTER ("Acquisition Agreement") dated this 14th day of March, 1994 by and among AMERICAN PRESIDENT LINES, LTD., a Delaware corporation (the "Transferor"), APL NEWBUILDINGS, LTD., a Nevada corporation (the "Transferee"), KREDITANSTALT FUR WIEDERAUFBAU, a public law corporation incorporated in the Federal Republic of Germany ("KfW"); COMMERZBANK AG (Hamburg), a banking corporation incorporated in the Federal Republic of Germany (the "Syndicate Agent") and the banks listed in Schedule 1 which is attached hereto (each a "Syndicate Member" and, collectively, "the Syndicate").


                                   WITNESSETH:


               WHEREAS, the Transferor has ordered three (3)container vessels (the "HDW Vessels") from Howaldtswerke-Deutsche Werft AG ("HDW") as is more specifically set forth in a certain Shipbuilding Agreement dated May 10, 1993, as amended (the "HDW Shipbuilding Agreement") between the Transferor and HDW;

               WHEREAS, the Transferor has also ordered three (3) container vessels (the "Daewoo Vessels") from Daewoo Shipbuilding & Heavy Machinery, Ltd. ("Daewoo") as is more specifically set forth in a certain Shipbuilding Agreement dated May 10, 1993, as amended (the "Daewoo Shipbuilding Agreement") between the Transferor and Daewoo (the HDW Vessels and the Daewoo Vessels being individually referred to as a Vessel and, collectively, as the "Vessels");

               WHEREAS, the Transferor, KfW, the Syndicate Agent and the Syndicate entered into a Loan Agreement dated March 14, 1994, 1994 providing a loan facility in respect of the HDW Vessels and the Daewoo Vessels under which the Transferor may borrow from KfW up to *
(the "HDW Tranche") for the purchase of the HDW Vessels; and may borrow from the Syndicate up to *
(the "Daewoo Tranche") for the purchase of the Daewoo Vessels;

               WHEREAS, in order to induce KfW and the Syndicate to make available to the Transferor the HDW Tranche and the Daewoo Tranche, respectively, American President Companies, Ltd., a Delaware corporation, and the corporate parent of the Transferor and the Transferee, has, under the Guarantee, guaranteed the obligations of the Transferor under the Loan Agreement and the other Loan Documents;

               WHEREAS, concurrently with the sale of any Vessel from HDW or Daewoo, as the case may be, to the Transferor, the Transferor may transfer all of its right, title and interest in the Vessel to the Transferee, and the Transferee shall thereupon assume all of the obligations relating to the Vessel Indebtedness in respect of that Vessel, including but not limited to the execution and delivery of all of the Security Documents relevant to such Vessel;

               WHEREAS, concurrently, with the transfer of each Vessel in each of the Daewoo and HDW Tranche to the Transferee, the Transferor shall enter into a Charter for such Vessels to be so transferred, as evidenced by the execution of the Daewoo Charter or the HDW Charter, respectively, with respect to each Vessel delivered under such Tranche each in the form of Exhibit A to this Acquisition Agreement;

               WHEREAS, concurrently with, the execution and delivery of each Charter the Transferee will assign all of its right, title and interest in and to (i) such Charter to KfW if it relates to an HDW Vessel, (ii) such Charter to the Syndicate Agent and the Syndicate if it is a Daewoo Vessel, and (iii) a second priority assignment of the Charter to KfW if it is a Daewoo Vessel, as security for its obligations assumed under the Loan Documents to which it is a party with respect to the related Vessel Indebtedness;

               WHEREAS, concurrently with the transfer to the Transferee of the first Vessel delivered under a Charter, the Guarantor will execute and deliver to the Lenders the Guarantee which shall guarantee all obligations of the Transferee as Borrower under the Loan Agreement and the other Loan Documents;

               NOW, THEREFORE, in consideration of mutual agreements herein contained, the portion hereto agree as follows:


SECTION 1.  Definitions.

              A. The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Agreement as the same may be supplemented or amended;

              B. Reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument.

              C. All capitalized terms used in this Acquisition Agreement including the Whereas clauses hereof which are not defined herein shall have the meanings ascribed to them in the Loan Agreement and in the Schedules and Appendices to the Loan Agreement. In addition, the following capitalized terms shall have the meanings set forth below:

               "Bill of Sale" means, with respect to a given Vessel, a valid and sufficient bill of sale in recordable form in the Republic of The Marshall Islands made by the Transferor in favor of the Transferee, dated the relevant Delivery Date, and transferring title to the Vessel (including its equipment) free and clear of all liens, claims and encumbrances.

               "Certificate of Delivery and Acceptance" means, with respect to a given Vessel, a certificate in the form of Exhibit B-1 or B-2, as the case may be, to this Acquisition Agreement dated on the Vessel's Delivery Date, evidencing the delivery of that Vessel to the Transferee and its acceptance by the Transferee.

               "Charter Assignment" means each, and "Charter Assignments" means every, first priority assignment of each HDW Charter and each Daewoo Charter by the Transferee to KfW and to the Syndicate Agent and the Syndicate, respectively, as security for the Transferee's obligations under the Loan Documents to which it is a party with respect to the corresponding Vessel Indebtedness and in the form of Exhibit C to this Acquisition Agreement.

               "Charter Documents" means this Acquisition Agreement the Interest Equalization Agreement Assignment, the Bills of Sale, the Certificates of Delivery and Acceptance, the Charters, the Charter Assignments and the Second Charter Assignments.


               *




               "Second Charter Assignment and Consent" means each, and "Second Charters Assignments" means every, second priority assignment of a Daewoo Charter by the Transferee to KfW as security for the Transferee's obligations under the Loan Documents with respect to the Vessel Indebtedness under the HDW Tranche relating to the Vessel covered by such Daewoo Charter and in the form of Exhibit C to this Acquisition Agreement.

               "Solvent" means, with respect to the Transferee on a Delivery Date, that on such date each of the following is true: (1) the fair market value of the assets of the Transferee is greater than the total amount of liabilities (including contingent liabilities) of the Transferee, (ii) the present fair salable value of the assets of the Transferee is greater than the amount that will be required to pay the probable liabilities of the Transferee for its debts as they become absolute and matured, (iii) the Transferee is able to realize upon its assets and pay its debts and any other liabilities, including contingent obligations, as they mature and (iv) the Transferee does not have unreasonably small capital. In making the determinations required by
(i) and (ii) hereof, it will be deemed that (a) the fair market value or fair salable value, as the case may be, of any Vessels owned by the Transferee is at least 85% of the purchase price of such Vessels, and
(b) any loan made to the Transferee by the Guarantor or the Transferor in connection with the purchase of the Vessels is treated for purposes of this definition only as a capital contribution to the Transferee.

SECTION 2.  Transfer and Charter of the Vessels.

              A. On each Delivery Date, upon the satisfaction of all conditions precedent set forth in Section 7 of the Loan Agreement and Sections 2 and 3 of this Acquisition Agreement, the Lenders shall make their Commitment available and the Transferor shall purchase the relevant Vessel from HDW or Daewoo, as the case may be.

              B. Simultaneously with the actions specified in Section 2.A, the Transferor shall transfer the Vessel to the Transferee pursuant to the terms of this Acquisition Agreement. The Vessel will be registered under the laws of the Republic of The Marshall Islands in the name of the Transferee, and the Transferee will record a first preferred mortgage in substantially the form attached to the Loan Agreement, and with respect to the Daewoo Vessels, a second preferred mortgage in substantially the form attached to the Loan Agreement covering the Vessel in favor of the relevant Lenders.

              C. Simultaneously with the actions specified in Section 2.B, the Transferor shall charter each such Vessel from the Transferee and the Transferee shall charter such Vessel to the Transferor, pursuant to the relevant Charter.

              D. Simultaneously with the actions specified in Section 2.B, the Transferee shall undertake the Vessel Indebtedness corresponding to the Vessel.

              E. Delivery and presentation of all documents to complete the transactions contemplated herein shall be made at the Closing to be held on a Delivery Date convened pursuant to the Loan Agreement.

SECTION 3.     Conditions Precedent to Transferee's Obligations on a
                      Delivery Date.

               The Transferee's obligations to undertake all of the payment and certain performance obligations relating to the Vessel's Indebtedness in respect of a given Vessel is expressly conditioned upon the following preconditions being satisfied and upon receipt by the Agent or the Syndicate Agent, as the case may be, of the following documents and evidenced on or before a closing to be held on the Delivery Date at the offices of Haight, Gardner, Poor & Havens, 195 Broadway, New York, New York 10007, or at such other place as may be agreed upon by the Transferor, Transferee, the Agent and the Syndicate
Agent:

                      (a) The Transferee shall be a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; the Transferee shall have full corporate power and authority to own its assets, conduct its business as then being conducted, and enter into and consummate the transactions contemplated hereby and by the Charter Documents and the Security Documents to which it is a party, and the Agent or the Syndicate Agent, as the case may be, shall have received
               (1) a certified copy of the certificate of incorporation of the Transferee, (2) a certificate of the Secretary of the Transferee attaching the minutes or resolutions of its Board of Directors authorizing the transactions contemplated herein, (3) a certificate from the Secretary of the Transferee or evidencing the authority of the persons executing the Security Documents and the Charter Documents, to which it is a party, to execute and deliver such Security Documents and Charter Documents and the Transferee to perform under the Security Charter Documents to which it is a party, and (4) a certificate of good standing as to the Transferee, all in form and substance reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be, and its special counsel;

                      (b) the Agent and the Syndicate Agent shall have received no later than sixty (60) days prior to the above-referenced closing, written notice from the Transferor of its intention of transferring the related Vessel to the Transferee in accordance with the provisions of this Acquisition Agreement;

                      (c) no Event of Default shall have occurred and be continuing and no Incipient Default shall have occurred and be continuing and the Transferee shall provide an officer's certificate to such effect in form and substance reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be, and its special counsel;

                      (d) there shall not have occurred any material adverse change in the financial condition of the Transferee which in the reasonable opinion of the Agent and/or the Syndicate would materially and adversely affect the ability of the Transferee to perform its obligations as to the repayment of the Facility by the installments together with interests thereon herein set out or to perform its obligations under the Loan Documents, to which it is or will become a party;

                      (e) all representations and warranties of the Transferee contained in this Acquisition Agreement being true and correct in all material respects on that Delivery Date, except insofar as they relate exclusively to an earlier date, and the Transferee shall provide officer's certificates confirming such matters;

                      (f)  all governmental and other consents,
               licenses, approvals and authorizations, if any, required with respect to the performance of (i) the Transferee under this Acquisition Agreement and the other Loan Documents and Charter Documents and (ii) the Transferor under this Acquisition Agreement and the other Loan Documents and Charter Documents, to which it is a party shall have been obtained and shall not have been revoked and, if requested by the Agent or the Syndicate Agent or its special counsel, copies of any of the same shall be provided;

                      (g)  all Uniform Commercial Code financing
               statements or other document necessary, or reasonably requested by the Agent or the Syndicate Agent, to perfect its security interests under any of the Security Documents and the Charter Documents in the United States of America, jurisdiction of registration of such Vessel or any other relevant jurisdiction;

                      (h) copies of the Bill of Sale to the relevant Vessel from the Transferor to the Transferee;

                      (i) evidence that such Vessel is duly registered in the name and ownership of the Transferee under the laws and flag of the Republic of The Marshall Islands, free of registered liens except the relevant Mortgage(s);

                      (j) each Loan Document and Charter Document, in respect of such Vessel shall have been duly executed, delivered and, where appropriate, registered or recorded (together with any documents to be executed pursuant to the terms thereof, including without limitation, notices of the Assignment(s) of Insurance);

                      (k) each of the Lenders shall have received executed originals of the opinions as to the Transferee substantially in the form attached as Schedule 4 to the Loan Agreement as well as such other opinions from such counsel as each Lender shall reasonably request and each of the Lenders shall have received from its special counsel, Haight, Gardner, Poor & Havens, a favorable opinion, in form and substance satisfactory to the Lenders, as to such matters incident to the transactions contemplated hereby as any such Lender may reasonably request;

                      (l)  all conditions precedent as set forth in
               Section 7 of the Loan Agreement shall have been satisfied.


SECTION 4.     Representations and Warranties of Transferee.

               The Transferee represents and warrants to each of the Lenders that:

                      (a)  the Transferee is a corporation duly
               organized and validly existing in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to conduct its business as the same is presently conducted;

                      (b) the Transferee has legal power and authority to enter into and carry out the terms of this Acquisition Agreement and each of the other Loan Documents and the Charter Documents to which the Transferee will be a party;

                      (c) each of this Acquisition Agreement, the other Loan Documents and the Charter Documents to which the Transferee will be a party has been duly authorized by all necessary action, corporate or other, on the part of the Transferee, and this Acquisition Agreement constitutes, and upon due execution and delivery by the Transferee, each of the other Loan Documents and the Charter Documents will constitute, in accordance with their respective terms, legal, valid and binding instruments enforceable against the Transferee, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect;

                      (d)  except as previously disclosed to the
               Syndicate Agent and the Agent in writing, there are no actions, suits or proceedings pending or, to the Transferee's knowledge, threatened against the Transferee, any of its properties affecting this Acquisition Agreement, the other Loan Documents, the Charter Documents or the transactions contemplated thereby which would materially and adversely affect the performance of the Transferee of its obligations (if any) thereunder;

                      (e)  the consummation of the transactions
               contemplated by, and compliance by the Transferee with all the terms and provisions of, this Acquisition Agreement, the other Loan Documents and the Charter Documents to which the Transferee is or will be a party will not violate any provisions of the Certificate of Incorporation or Bylaws of the Transferee and will not result in a breach of the terms and provisions of, or constitute a default under, any other agreement or undertaking by the Transferee or by which it or any of its property is bound or any order of any court or administrative agency entered in any proceedings binding on the Transferee, or violate any applicable statute, rule or regulation;

                      (f)  the Transferee is not in default and no
               condition exists which with notice or lapse of time or both would constitute a default by the Transferee, in any respect which would materially and adversely affect the ability of the Transferee to perform its obligations under this Acquisition Agreement, any other Loan Document, any Charter Document, under any mortgage, loan agreement, deed of trust, indenture or other agreement with respect thereto or evidence of indebtedness to which it is a party or by which it is bound, and is not in violation of or in default, in any respect which would materially and adversely affect the ability of the Transferee to perform its obligations under this Acquisition Agreement, any other Loan Document, or any Charter Document, under any order, writ, judgment or decree of any court, arbitrator or governmental authority, commission, board, agency or instrumentality, domestic or foreign;

                      (g) the Transferee has only one place of business which is also the location of the place of business which is its chief executive office is 1111 Broadway, Oakland, California 94607;

                      (h) the Transferee has no knowledge of any actual or proposed deficiency or additional assessment in connection with any Taxes which either in any case or in the aggregate would be materially adverse to the Transferee and which would materially and adversely affect the ability of the Transferee to perform its obligations under this Acquisition Agreement, any of the other Loan Documents or any of the Charter Documents;

                      (i)  all Taxes (other than taxes based on or
               measured by income and withholding taxes), liability for the payment of which has been incurred by the Transferee in connection with the execution, delivery and performance by it of this Acquisition Agreement, each other Loan Document and Charter Document to which it is or will be a party, have been paid (or provided for in its accounts if not payable on or prior to the Delivery Date of the respective Vessel);

                      (j)  all governmental consents, licenses,
               permissions, approvals, registrations or authorizations or declarations required (i) to enable it lawfully to enter into and perform its respective obligations under this Acquisition Agreement, each of the other Loan Documents and each of the Charter Documents to which it is or will be a party and (ii) to ensure that its respective obligations hereunder and thereunder are legal, valid and enforceable have been obtained or made and are in full force and effect or will be obtained or made and be in full force and effect on the date any such document is executed and delivered; and all governmental consents, licenses, permissions, approvals, registrations or authorizations or declarations of the country of registry of each vessel required (A) to enable it lawfully to enter into and perform its obligations under the Mortgages, (B) to ensure that its obligations thereunder are legal, valid and enforceable and (C) to make the Mortgages admissible in evidence in the country in which each Vessel is registered and the United States of America, will be obtained or made and be in full force and effect on the date any such Mortgage is executed and delivered;

                      (k) it has not taken any corporate action nor, to its knowledge, have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its respective assets and revenues;

                      (l) except as provided by applicable laws of bankruptcy, insolvency, liquidation or similar laws of general application, its obligations under this Acquisition Agreement, each of the other Loan Documents, and each of the Charter Documents rank and will rank at least pari passu in priority of payment, and as to security having the priority contemplated by the Loan Documents and in all other respects with all its respective other indebtedness;

                      (m) except for registration of the First Mortgage on each Vessel and the Second Mortgage on each Daewoo Vessel at the country of its registry (including any other Loan Document or Charter Document required by the laws of the country of its registry to be filed with the Mortgage), it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Acquisition Agreement, any of the other Loan Documents or any of the Charter Documents to which it is or will be a party in the United States of America or, to the best of its knowledge, elsewhere or that it be filed, recorded or enrolled with any governmental authority or agency in the United States of America or, to the best of its knowledge, elsewhere, that it be stamped with any stamp, registration or similar transaction tax in the United States of America or, to the best of its knowledge, elsewhere;

                      (n) the Transferee is a wholly owned Subsidiary of the Guarantor;

                      (o)  the Transferee does not maintain any Plans;

                      (p) none of the proceeds of the Loan will be used to purchase or carry margin stock within the meanings of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. The Transferee is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System;

                      (q) it is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment
               Company Act of 1940, as amended);

                      (r)     each Vessel delivered will be duly
               documented in the name of the Transferee under the flag of the Republic of The Marshall Islands; and

                      (s)     each Vessel delivered will be in the
               absolute and unencumbered ownership of the Transferee except as contemplated by this Acquisition Agreement, the other Loan Documents and the Charter Documents.

                      (t) the Transferee is, and immediately after the relevant Lender advances its Commitment will be, Solvent.

SECTION 5.     Covenants.

               A. Affirmative Covenants. The Transferee covenants with each of the Lenders that it shall:

                      (a) do all that is necessary to maintain in full force and effect its corporate existence in good standing under the laws of its jurisdiction of incorporation and use its best efforts to obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws of its jurisdiction of incorporation and the United States of America and any other relevant jurisdiction to enable the Transferee to enter into and perform its obligations under the Loan Documents and the Charter Documents to which the Transferee is or will become a party and to ensure the legality, validity, enforceability or admissibility in evidence in the United States of America of the Loan Documents and the Charter Documents to which the Transferee is or will become a party and to comply with the terms of and to do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the national laws of the Republic of The Marshall Islands to enable the Transferee to enter into and perform its obligations under the Mortgages and to ensure the legality, validity, enforceability and admissibility in evidence in such country of each Mortgage;

                      (b)  from time to time on the request of the
               Lenders, but at the expense of the Transferee, do all such acts and execute or procure the execution of all such assurances and documents as the Agent or the Syndicate Agent may reasonably consider necessary for giving full effect to the Loan Documents and the Charter Documents to which it is or will become a party or for more effectively subjecting the security interests under the Security Documents and Charter Documents to which it is or will be a party to the liens of such Security Documents or more effectively subject such security interests to the performance of the provisions thereof;

                      (c) promptly inform the Agent and the Syndicate Agent of the occurrence of any Incipient Default or an Event of Default and upon receipt of a written request from the Agent or the Syndicate Agent to do so, confirm to the Agent or the Syndicate Agent, as the case may be, that save as previously notified to the Agent or the Syndicate Agent, as the case may be, to the best of the knowledge of the Transferee, no Event of Default has occurred;

                      (d) if the Transferee's agent for service of process referred to in Section 10 shall for any reason cease to be validly appointed, ensure that another such agent is appointed (and ensure that such agent acknowledges such appointment to the Agent or Syndicate Agent, as the case may be) in a manner reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be;

                      (e) the Transferee shall send to the Agent and the Syndicate Agent as soon as possible, (i) but in no event later than one hundred twenty (120) days after the end of each fiscal year, its accounts of all financial statements of the Transferee, such financial statements to be prepared in accordance with generally accepted United States of America accounting principles at such time consistently applied all certified as true and correct by a senior financial officer of the Transferee,
               (ii) as soon as the same is instituted (or, to the knowledge of the Transferee threatened), details of any litigation, arbitration or administrative proceedings against or involving it or the Vessels which if adversely determined would have a material adverse effect on the Transferee, or operation of the Vessels, (iv) together with the annual financial statements to be provided in accordance with clause (i) above a certificate of a financial officer of the Transferee that no Event of Default and Incipient Default has occurred and is continuing, and (v) from time to time, and on demand, such additional financial or other information relating to the Transferee and the Vessels as may be reasonably requested by the Agent or the Syndicate Agent;

              B.     Negative Covenants.

                      (1)    The Transferee shall not without prior
                              consent of the Agent and the Syndicate
                              Agent consolidate or amalgamate with, or merge into, any other entity, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its assets, including but not limited to, by dividend (whether by one transaction or a series of transactions and whether related or not); provided, however, that it may consolidate or amalgamate with, or merge into, any other entity, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its assets if the buyer, assignee or transferee corporation (the "Assignee") shall be a solvent corporation organized and existing under the laws of the United States of America or any state thereof following such transaction and shall have executed and delivered an agreement, in form and substance reasonably satisfactory to the Agent and the Syndicate Agent, containing an assumption by the Assignee of the due and punctual performance and observance of all covenants and obligations of the Transferee hereunder and under the other Loan Documents and the Charter Documents to which it is or shall be a party, and confirming the accuracy of any representations and warranties made herein and in each such other Loan Document and Charter Document as of the dates herein or therein required with respect to such Assignee; and provided further, that immediately following such transaction, no Incipient Default or Event of Default shall have occurred and be continuing.

                      (2)    Except for the Charters, the Transferee
                              shall not charter any HDW Vessel or Daewoo
                              Vessel without the prior written approval of the Agent and the Syndicate Agent, respectively.
                      (3) The Transferee will not create or permit to subsist any lien on the whole or any part of its present or future assets except for liens permitted under Section 14 of the Mortgage.

                      (4) The Transferee shall not make or threaten to make any substantial changes in its business as presently conducted, namely that of a single purpose corporation owning any of the HDW or Daewoo Vessels and chartering such Vessels to the Transferor, and the Transferee shall not form any subsidiaries.

                      (5) The Transferee will not create, incur, assume or allow to exist any Financial Indebtedness, nor enter into any financing lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset), except as contemplated hereby.

                      (6) The Transferee will not make any loan or advance or extend credit to any Person or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or any other investment in, any Person, firm or corporation. The Transferee will not issue any capital stock or any options, warrants or other rights with respect to, or securities convertible into, its capital stock, except to the Guarantor.

                      (7)     The Transferee will not acquire any
                              equity, share capital, assets or
                              obligations of any corporation or other
                              entity, except as contemplated hereby, and it will not permit any of its voting shares or capital stock to be held by any party other than the Guarantor.

                      (8) Without the consent of the Agent in the case of the HDW Vessels and the Syndicate Agent in the case of the Daewoo Vessels, the Transferee will not amend, repeal or modify, its Articles of Incorporation or other similar documents relating to the governance of the Transferee.

SECTION 6.     Notices.

               Notices required or permitted by the terms of this Acquisition Agreement or any other Loan Document or Charter Document shall be made in accordance with Section 15.04 of the Loan Agreement.


SECTION 7.     Counterparts.

               This agreement may be executed in separate counterparts, each of which, when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.     Modification.

               Neither this Acquisition Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

               So long as any Vessel is subject to a Mortgage, neither this Acquisition Agreement nor any of its terms as the same relate to that Vessel may be terminated, amended, supplemented, waived or modified without the prior written consent of KfW or the Syndicate Agent or the Syndicate, as the case may be.

SECTION 9.     Successors and Assigns.

               The terms of this Acquisition Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, and their respective successors and assigns.

SECTION 10.    Governing Law.

       This Acquisition Agreement shall be construed and enforced in accordance with and governed by the applicable law of the State of New York (other than the law of the State of New York governing choice of law), and the Transferee hereby submits itself to New York jurisdiction and agrees to observe and perform the agreements and covenants and shall have the rights contained in Section 15.08 of the Loan Agreement to the same extent and under the same terms and conditions so provided in said
Section 15.08.

SECTION 11.    Assignment.

               The rights of any Party hereunder may not be assigned, whether by operation of law or otherwise, except to the extent permitted by Sections 5.B.(1) of this Acquisition Agreement and Section 10 of the Loan Agreement, without the consent of the other parties hereto.

SECTION 12.    Severability.

               If any provision hereof is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, and of such provisions in other jurisdictions, shall not be affected or impaired thereby.

SECTION 13.    Table of Contents; Headings.

               The Table of Contents and the headings of the Sections herein are for convenience only and shall not affect the construction or meaning of any provision of this Acquisition Agreement.

               IN WITNESS WHEREOF, the parties have caused this Acquisition Agreement to be duly executed by their respective officers as of the day and year first above written.


                                     KREDITANSTALT FUR WIEDERAUFBAU

                                     /s/ Hans Reich / Peter Klaus
                                     By: Hans Reich / Peter Klaus
                                     Title: Board Member / Director

                                     COMMERZBANK AG, HAMBURG

                                     /s/ Joachim Hagemann
                                     By: Joachim Hagemann
                                     Title: Senior Vice-President

                                     /s/ Stefan Kuch
                                     By: Stefan Kuch
                                     Title: Vice-Presient

                                     COMMERZBANK AG (KIEL BRANCH)

                                     /s/ Franz-Josef Cleas
                                     By: Franz-Josef Claes
                                     Title: Director

                                     /s/
                                     By:
                                     Title:

                                     DRESDNER BANK AG in HAMBURG

                                     /s/ Gerhard Roller
                                     By: Gerhard Roller
                                     Title: Senior Manager

                                     /s/ Claus-Dieter Bottcher
                                     By: Claus-Dieter Bottcher
                                     Title: Assistant Manager

                                     VEREINS- und WESTBANK AG

                                     /s/ Suzzane Martens
                                     By: Suzzane Martens
                                     Title: Assistent Vice-President


                                     /s/ Jorgen Kopcke
                                     By: Jorgen Kopcke
                                     Title: Senior Vice-President

                                     DEUTSCHE SCHIFFSBANK AG

                                     /s/ Wulf-Peter Schiering
By: Wulf-Peter Schiering
                                     Title: Senior General Manager and
Attorney-in-Fact

                                     NORDDEUTSCHE LANDESBANK -
GIROZENTRALE

                                     /s/ Friedrich Huech
By: Friedrich Huech
                                     Title: Senior Vice-President

                                     /s/ Jurgen Hartmann
By: Jurgen Hartmann
                                     Title: Vice-President

                                     DEUTSCHE VERKEHRS-BANK AG

                                     /s/ Peter Spincke
                                     By: Peter Spincke
                                     Title: Director

                                     /s/ Joachim Winkler
                                     By: Joachim Winkler
                                     Title: Director

                                     BANQUE INTERNATIONALE A LUXEMBOURG
S.A.

                                     /s/ Jean-Pierre Vernier
                                     By: Jean-Pierre Vernier
                                     Title: First Vice-President

                                     AMERICAN PRESIDENT LINES, LTD.

                                     /s/ Will M. Storey
                                     By: Will M. Storey
                                     Title: Executive Vice-President

                                     APL NEWBUILDINGS, LTD.

                                     /s/ Will M. Storey
                                     By: Will M. Storey
                                     Title: Executive Vice-President
                                                              SCHEDULE 1


                    NAMES AND ADDRESSES OF SYNDICATE MEMBERS



Syndicate Member                     Address

Commerzbank AG (Kiel Branch)  Holstenstrasse 64
                                             D-24103 Kiel
                                             Federal Republic of Germany
                                             Attention:  Mr. Claes
                                             Telex:  292898 CBKD
                                             Telecopy:  49-431-9974-372

Dresdner Bank AG in Hamburg   Jungfernstieg 22
                                             D-20354 Hamburg
                                             Federal Republic of Germany
                                             Attention:  Mr. Roller
                                                              Mr.
Bottcher
                                             Telex:  2157170 DR D
                                             Telecopy:  49-40-3501-3818

Vereins- und Westbank AG             Alter Wall 22
                                             D-20457 Hamburg
                                             Federal Republic of Germany
                                             Attention:  Mr. Kopcke
                                                              Mrs.
Mertens
                                             Telex:  215164 VH D
                                             Telecopy:  49-40-3692-3696

Deutsche Schiffsbank AG              Domshof 17
                                             D-28195 Bremen
                                             Federal Republic of Germany
                                             Attention:  Mr. Pieper
                                                              Mr. Onnen
                                             Telex:  244870 DSBR D
                                             Telecopy:  49-421-323539

Norddeutsche Landesbank -     Georgsplatz 1
Girozentrale                         D-30159 Hannover
                                             Federal Republic of Germany
                                             Attention:  Mr. Hartmann
                                             Telex:  921634 GZH D
                                             Telecopy:  49 511 36 14785

Deutsche Verkehrs-Bank AG     Filiale Hamburg
                                             Ballindamm 6
                                             D-20095 Hamburg
                                             Federal Republic of Germany
                                             Attention:  Mr. Spincke
                                             Telex:  402077 DVB
                                             Telecopy:  49-40-308004-12


Banque Internationale a
  Luxembourg S.A.                    2 Boulevard Royal
                                             L-2953 Luxembourg
                                             Attention:  Mr. Jean Pierre
Vernier
                                             Telex: 3326 BIL LU
                                             Telecopy:  35-2-4590-2010


TO THE EXTENT THAT THIS BAREBOAT CHARTER PARTY CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS BAREBOAT CHARTER PARTY MAY BE CREATED OR PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE ACKNOWLEDGEMENT THEREOF EXECUTED BY [KREDITANSTALT FUR WIEDERAUFBAU AS AGENT] [COMMERZBANK AG AS SYNDICATE AGENT] ON THE SIGNATURE PAGE THEREOF.


                                    EXHIBIT A

                             FORM OF [HDW] [DAEWOO]
                             BAREBOAT CHARTER PARTY


               THIS BAREBOAT CHARTER PARTY (the "Charter") dated this
___ day of ______________, 19   , between ______________________, a
corporation organized and existing under the laws of _________ (hereinafter "Owner") and American President Lines, Ltd., a corporation organized and existing under the laws of Delaware (hereinafter called "Charterer" or "APL").


                              W I T N E S S E T H:


               WHEREAS, APL has heretofore entered into that certain Loan Agreement dated ________, 1994 (the "Loan Agreement"), by and among APL, as Borrower, Kreditanstalt fur Wiederaufbau ("KfW"), Commerzbank AG (Hamburg) (the "Syndicate Agent"), and the banks listed on Schedule ___ thereto (each, a "Syndicate Member" and, collectively, the "Syndicate"), as Lenders, with respect to the purchase financing of six (6) container vessels, including the Vessel described below, and American President Companies, Ltd. ("APC") has heretofore entered into that certain
Guarantee dated ________, 199   (the "Guarantee"), relating to Owner's
obligations under the Loan Agreement as established pursuant to the below-defined Acquisition Agreement;

               WHEREAS, the date hereof is the Delivery Date of the below-described Vessel pursuant to the Loan Agreement;

               WHEREAS, as contemplated by Section 7(k) of the Loan Agreement, APL has entered into that certain Agreement to Acquire and Charter (the "Acquisition Agreement") among Owner and the parties to the Loan Agreement, pursuant to which APL has transferred to Owner, and Owner has accepted title to, and is currently the disponent owner of, the Republic of The Marshall Islands flag vessel PRESIDENT ______________, Official Number _________ (the "Vessel") which term shall include all the boilers, engines, machinery, bowsprits, masts, spars, sails, riggings, boats, anchors, cables, apparel, furniture, fittings, equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not on board, and all additions, improvements and replacements hereafter made in and to the Vessel, or any part thereof, or in or to the appurtenances and equipment aforesaid, but shall exclude leased equipment), and Owner has undertaken all of the payment and certain of the performance obligations relating to Vessel Indebtedness in respect of the Vessel under the Loan Agreement, as Borrower (as such term is defined in the Loan Agreement) (the "Owner Obligations");

               WHEREAS, pursuant to the Acquisition Agreement, APL is permitted, at its option, to transfer to Owner, and Owner has agreed upon the exercise of such option by APL, to accept title to any or all of the other [HDW] [Daewoo] Vessels (each of such other [HDW] [Daewoo] Vessels which is so transferred, together with the above-referenced Vessel, referred to individually herein as a "Vessel" and collectively as the "Vessels"), on their respective Delivery Dates pursuant to the Loan Agreement;

               WHEREAS, Owner has simultaneously herewith entered into a First Mortgage on the Vessel in favor of [KfW] [the Syndicate Agent or the Syndicate Members] (the "Vessel Lender") [and has also entered into a Second Mortgage on the Vessel in favor of KfW], in substantially the form of the First Mortgage set forth in Appendix B-1 [and Appendix B-2, respectively] to the Loan Agreement as security for the Owner Obligations in respect of the Vessel, and all other Loans made under the [Daewoo Tranche] [HDW Tranche] (as such term is defined in the Loan Agreement) (individually, a "Mortgage" and collectively, the "Mortgages");

               WHEREAS, as contemplated by Section 9.02(h) of the Loan Agreement and by the Acquisition Agreement, as a condition to the transfer of the Vessel and any other Vessels pursuant to the Acquisition Agreement, Owner has agreed to let and demise the Vessel and Charterer has agreed to hire the Vessel from Owner, on the terms and conditions set forth in this Charter, such charter of the Vessel to be effective upon the execution and delivery of this Charter;

               WHEREAS, as further contemplated by the Acquisition Agreement, as further conditions to the transfer of the Vessel and the other Vessels pursuant to the Acquisition Agreement simultaneously herewith Owner is entering into the Charter Assignment relating to the Charter in favor of the Vessel Lender [and the Second Charter Assignment in favor of [KfW], and Charterer is consenting to such Charter Assignment [and such Second Charter Assignment] pursuant to this Charter; and

               WHEREAS, capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Loan Agreement and the Acquisition Agreement.


               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and adequacy of which is hereby acknowledged, Owner and Charterer hereby agree as follows:

       1.  REPRESENTATIONS OF CHARTERER.

               (a) Charterer is a corporation duly organized and validly existing in good standing under the laws of Delaware with full corporate power and authority to conduct its business as the same is presently conducted.

               (b) Charterer has legal power and authority to enter into and carry out the terms of this Charter.

               (c) This Charter has been duly authorized by all necessary action, corporate or other, on the part of Charterer, and this Charter constitutes, and upon due execution and delivery by Charterer, the Charter will constitute, in accordance with its respective terms, a legal, valid and binding instrument enforceable against Charterer, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights from time-to-time in effect.

               (d) Except as previously disclosed to Owner, the Agent and the Syndicate Agent in writing, there are no actions, suits or proceedings pending or, to Charterer's knowledge, threatened against Charterer, or any of its properties affecting the Charter or the transactions contemplated thereby which would, if adversely determined, materially and adversely affect the performance of Charterer of its obligations hereunder.

               (e) The consummation of the transactions contemplated by, and compliance by Charterer with all the terms and provisions of, the Charter will not violate any provisions of the Certificate of Incorporation or bylaws of Charterer and will not result in a breach of the terms and provisions of, or constitute a default under, any other agreement or undertaking by Charterer or by which it or any of its property is bound or any order of any court or administrative agency entered in any proceedings binding on Charterer, or violate any applicable statute, rule or regulation.

               (f) Charterer is not in default and no condition exists which with notice or lapse of time or both would constitute a default by Charterer, in any respect which would materially and adversely affect the ability of Charterer to perform its obligations under this Charter, under any mortgage, loan agreement, deed of trust, indenture or other agreement with respect thereto or evidence of indebtedness to which it is a party or by which it is bound, and is not in violation of or in default, in any respect which would materially and adversely affect the ability of Charterer to perform its obligations under this Charter, under any order, writ, judgment or decree of any court, arbitrator or governmental authority, commission, board, agency or instrumentality, domestic or foreign.

               (g) Charterer has more than one place of business and the location of the place of business which is its chief executive office is 1111 Broadway, Oakland, California 94607.

               (h) All taxes (other than taxes based on or measured by income and withholding taxes), liability for the payment of which has been incurred by Charterer as such in connection with the execution, delivery and performance by it of the Charter, have been paid (or provided for in its accounts if not payable) on or prior to the delivery date of the Vessel.

               (i) All consents, licenses, permissions, approvals, registrations or authorizations or declarations required by United States of America federal, state and local governments and the government of the jurisdiction of incorporation of Charterer and any applicable foreign jurisdiction (1) to enable it lawfully to enter into and perform its respective obligations under this Charter, (2) to ensure that its obligations hereunder are legal, valid and enforceable, and (3) to make this Charter admissible in evidence in the United States of America and such country of Charterer's incorporation have been obtained or made and are in full force and effect.

               (j) It has not taken any corporate action nor to its knowledge has any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its respective assets and revenues.

       2.  PERIOD OF CHARTER AND BASIS OF CHARTER HIRE.

               (a) Owner agrees to charter and Charterer agrees to hire the Vessel delivered hereunder on the terms and conditions herein set forth for a period from the date hereof with respect to the Vessel, until payment in full on the due date of the final installment of principal and interest with respect to the Subportion relating to the Vessel pursuant to Section 5 of the Loan Agreement (together with all other amounts relating to such Subportion payable in accordance with the terms of the Loan Agreement, unless earlier terminated in accordance with the terms hereof upon payment of all such principal and interest and such other amounts (said period with respect to each Vessel hereinafter referred to as its "Charter Period").

               (b) Subject to the provisions of Section 24(b)(i) hereof, Charter hire ("Charter Hire") shall be paid by Charterer to Owner in amount of (i) principal and interest due with respect to the Subportion relating to the Vessel from the Borrower to the Agent pursuant to Sections 3, 4, 5, 6 and 12 of the Loan Agreement, and the related [HDW] [Daewoo] Notes issued by Owner pursuant to Section 4 of the Loan Agreement, at the times and places, in the manner and to the parties set forth in said sections and such Notes, [including without limitation the provisions of Section 3.05(a) with respect to subsidized interest]1, Section 3.08 with respect to default interest, Section 5.03 with respect to deferrals, and Section 5.04 with respect to prepayment and (ii) all indemnity payments required under Section 11 of the Loan Agreement when due and payable. Upon payment in full (upon maturity or through prepayment pursuant to Section 5.04 of the Loan Agreement), of all such amounts with respect to any Subportion, together with any Supplemental Charter Hire required to be paid with respect thereto pursuant to clause (d) of this Section 2, this Charter shall terminate with respect to the Vessel.

               (c) This Charter may not be cancelled or terminated, except in accordance with the expressed provisions hereof, for any reason whatsoever and Charterer shall have no right to be relieved or discharged from obligation or liability under this Charter except as otherwise expressly provided herein for any reason whatsoever.
Charterer hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it by statute or otherwise, to terminate, cancel, quit or surrender this Charter except as otherwise expressly provided herein. Charterer acknowledges and agrees that its obligation to pay all Charter Hire and Supplemental Charter Hire pursuant to this Section 2 and all other amounts payable on behalf of Owner to [the Agent] [the Syndicate Agent] and the [Holders of the Daewoo Notes] pursuant to the terms of this Charter shall be absolute and unconditional under any and all circumstances, shall not be subject to any counterclaim, set-off, deduction, abatement or defense based upon any claim Charterer may have against Owner, the Agent, the Syndicate Agent or any other Lender or any other Person whatsoever, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way effected by any circumstance or condition (whether or not Charterer shall have knowledge or notice thereof), including, without limitation:
(i) any amendment or modification of this Charter, the Loan Agreement, any agreements relating to any thereof or any other instrument or agreement applicable to the Vessel or any part thereof or any assignment or transfer of any thereof or any furnishing or acceptance of additional security, or any release of any security, or any failure or inability to perfect any security; (ii) any failure on the part of the Owner to perform or comply with any term of this Charter or any failure on the part of the Agent, the Syndicate Agent or any other Lender to perform or comply with the terms of the Loan Agreement or any other instrument agreement applicable thereto; (iii) any waiver, consent, change, extension, indulgence or other action or inaction under or in respect to this Charter or any other such instrument or agreement, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement; (iv) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Owner, the Agent, the Syndicate Agent, the Guarantor, any Lender or any affiliate of any of them, or their respective properties or creditors, or any action taken by any court, trustee, receiver or liquidating agent in any such proceeding, including, without limitation, any termination or rejection of this Charter or any assignment of either thereof by any court, trustee, receiver or liquidating agent of Charterer or Owner or of any of their respective properties in any such proceeding; (v) limitation on the liability or obligations of Charterer under this Charter or any termination, or cancellation (except as expressly provided in this Charter), frustration, invalidity, irregularity or unenforceability, in whole or in part, of this Charter or any term hereof or any lack of power or authority of Charterer or Owner to enter into this Charter;
(vi) any assignment or other transfer of this Charter by Owner (whether pursuant to Section 30 hereof or otherwise) or any lien, charge or encumbrance, from whatever source arising, on or affecting Charterer's estate in, or any subchartering of, all or any part of the Vessel (whether or not pursuant to the express provisions of this Charter or otherwise); (vii) any damage to, or loss, destruction, requisition, seizure, forfeiture or marshal's or other sale of, the Vessel or any exercise of rights with respect to the Vessel under the Mortgage[s];
(viii) any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel, or any interruption or prevention of or restriction on or interference with the use or possession of the Vessel;
(ix) any title defect or encumbrance or any dispossession from the Vessel by title paramount or otherwise; (x) any act, omission, misrepresentation or breach on the part of Owner under this Charter or any other agreement at any time existing between Owner and Charterer, or under any statute, law or governmental regulation; (xi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a charterer and irrespective of any other circumstance which might otherwise limit the recourse against Charterer; (xii) any defect in the seaworthiness, condition, design, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade; or (xiii) any other occurrence or condition whatsoever, foreseen or unforeseen, whether similar or dissimilar to the foregoing, now existing or hereafter occurring.

               Even though Charterer shall be deprived of or limited in the use of the Vessel in any respect or for any length of time, whether or not by reason of some act, omission or breach on the part of Owner, Charterer or any other party, whether or not resulting from accident and whether or not without fault on the part of Charterer, Charterer will continue to make all payments required of Charterer by the terms of this Charter, whether for Charter Hire, Supplemental Charter Hire or otherwise, without interruption or abatement, unless and until this Charter shall have terminated with respect to the Vessel in accordance with the express provisions hereof. If, for any reason whatsoever, this Charter shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, Charterer nonetheless agrees to pay an amount equal to each payment of Charter Hire, Supplemental Charter Hire or other amounts, at the time such payment would have become due and payable in accordance with the terms hereof had this Charter not been terminated in whole or in part.

               Nothing contained in this clause (c) shall be construed to be a waiver, modification, alteration or release of any claims which Charterer may have at any time during the Charter Period or subsequent thereto for damages or equitable relief, for breach by Owner or APL of any provisions in any of the Charter Documents or the Loan Documents, or by the Vessel Lender of any provisions in any of the Loan Documents, or for any loss due to any acts taken by any of the parties hereto or thereto.

               (d) As supplemental charter hire ("Supplemental Charter Hire"), Charterer shall pay as and when due any and all amounts (other than principal and interest on the [HDW] [Daewoo] Notes, including interest at the Default Interest Rate) payable by Owner pursuant to the Loan Agreement with respect to the Subportion relating to each Vessel, at the times and places, and in the manner and to the parties set forth in such agreements.

       3.  DELIVERY AND ACCEPTANCE.

               Owner hereby lets, demises and delivers the Vessel to Charterer and Charterer hereby accepts delivery of the Vessel, pursuant to the terms of this Charter. IT IS AGREED THAT OWNER MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO TITLE TO, AS TO THE DESIGN, CONDITION, MERCHANTABILITY OR SEAWORTHINESS OF, AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN OR AS TO THE CONSUMABLE STORES ON BOARD THE VESSEL, OR AS TO THE FITNESS OF THE VESSEL FOR ANY PARTICULAR PURPOSE OR AS TO THE ELIGIBILITY OF THE VESSEL FOR ANY PARTICULAR TRADE, OR ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER.

       4.  REDELIVERY.

               At the expiration of its Charter Period, the Vessel (unless lost) shall be redelivered by Charterer to Owner at the end of the voyage then in progress at a safe berth to be selected by Owner at a port to be designated by Owner or another mutually agreed port.

       5.  OPERATING LIMITS.

               Charterer shall have the full use of the Vessel, and may operate the Vessel throughout the world, for the carriage of any lawful cargoes in any lawful trade on voyages for which the Vessel is suitable and for which insurance is procured by Charterer and in effect prior to entering such trades. All necessary insurance required for the trades in which the Vessel is engaged will be procured by Charterer pursuant to
Section 17 hereof and paid for by Charterer.

       6.  CONDITION OF VESSEL ON DELIVERY.

               (a) The Vessel, upon its delivery hereunder, shall be documented under the laws of the Republic of The Marshall Islands. No change will be made in the registry of the Vessel without the approval of Owner and compliance by Owner with the terms of Section (20)(b) of the applicable [Mortgage] [Mortgages].

               (b) On its delivery, the Vessel is classed _________. On its delivery, the Vessel shall be in good running order and repair, and will be, insofar as due diligence shall make it so, strong and well and sufficiently tackled, apparelled, furnished, equipped and in good operating condition, ordinary wear and tear and depreciation excepted.
               (c) By its acceptance of delivery of the Vessel, Charterer acknowledges that the Vessel is in all respects satisfactory to Charterer and such delivery shall constitute full performance by Owner of all of Owner's obligations hereunder, relating to the condition of the Vessel, required to be performed by Owner prior to the delivery.


       7.  INSPECTIONS.

               (a) Owner and Charterer shall agree on a single surveyor appointed for the purpose of determining and stating in writing the condition of the Vessel at the time of redelivery. If not less than ten
(10) days prior to redelivery, Owner and Charterer shall fail to have agreed on the surveyor to be appointed for such purpose, either party may request The American Bureau of Shipping, New York, to make such appointment, and the surveyor so appointed shall perform such survey. The expense of the aforesaid surveyor shall be shared equally by Owner and Charterer. Owner and Charterer may have their own representative in attendance at all surveys.

               (b) Prior to redelivery of the Vessel, the auxiliary machinery, generators, main propulsion units and boilers may be opened for inspection only by mutual agreement between Owner and Charterer, in which event any damage disclosed shall be repaired as may be required prior to redelivery. The expense of repair shall be paid by Charterer. If no repairs are found necessary as a result of opening said machinery, the cost of opening will be borne by the party requesting the opening.

       8.  MAINTENANCE AND CLASSIFICATION.

               Charterer shall be charged with full responsibility for maintenance and repair of the Vessel throughout the Charter Period and shall at all times, without expense to Owner, maintain and preserve the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make it so, strong and well and sufficiently tackled, apparelled, furnished, equipped and supplied and in every respect seaworthy and good operating condition, ordinary wear and tear excepted. Furthermore, Charterer shall maintain the Vessel so as to enable it to the highest classification and rating of The American Bureau of Shipping for vessels of the same age and type. On redelivery, any outstanding requirements shall be taken care of by Charterer, or as Charterer may otherwise mutually agree with Owner in respect thereto. Owner will authorize The American Bureau of Shipping to release all records to Charterer relating to the Vessel.

       9.  INVENTORY.

               A complete inventory of the Vessel's entire outfit, equipment, furniture, furnishings, appliances, spare and replacement parts whether owned, pooled or shared with other operators, and of all unbroached consumable stores and slop chest is warranted by Owner at delivery. An inventory shall be taken and mutually agreed upon by representatives of Charterer and Owner at the time of redelivery. The cost of taking such inventory shall be borne equally by Charterer and Owner. Charterer shall pay all shortfalls from the delivery inventory at the current market prices at the port of redelivery, except as may be otherwise mutually agreed.

       10.  FUEL AND LUBRICANTS.

               Charterer shall accept and pay for all fuel and lubricants in storage tanks on board at the time of the Vessel's delivery hereunder and, correspondingly, Owner shall accept and pay for all such fuel and lubricants in storage tanks left on board at the time of redelivery. Each shall pay for fuel and lubricants in storage tanks at the last invoiced price paid therefor.


       11.  USE OF EQUIPMENT.

               (a) Charterer shall have the use of the Vessel and its outfit, equipment (including cabin, crew, galley and container lashing equipment), furniture, furnishings, appliances, spare and replacement parts on board the Vessel or ashore as available and shown in the inventory at delivery under this Charter, and Charterer shall at all times, and at its own expense, comply with and discharge Owner's obligations, and shall be entitled to all the benefits and rights of Owner, under Section (25)(a) of the [Mortgage] [Mortgages] as to maintenance of the Vessel and its classification and compliance with all applicable laws, treaties, conventions, rules and regulations of [state/country of flag], all in accordance with the terms of said Section (25)(a).

               (b) Charterer furnished outfit, equipment (including cabin, crew, galley and container lashing equipment), furniture, furnishings, appliances, spare and replacement parts on board the Vessel and not shown in the inventory or supplemental inventories as Owner furnished at the time of delivery shall remain the property of Charterer, and Charterer at the time of redelivery shall have the right to remove such items or at its option may leave such items on board the Vessel. All items left aboard the Vessel at the termination of the Charter with respect to the Vessel shall be deemed abandoned to Owner.

               (c) Charterer shall be at liberty to fit any additional equipment required for the services of Charterer, beyond what is on board at commencement of Charter with respect to the Vessel, such work to be done at its time and expense, and such equipment to be considered its property, and Charterer shall be at liberty to remove such equipment at its time and expense during or prior to the expiry of this Charter with respect to the Vessel; provided that such removal shall in no way significantly alter the condition of the Vessel at the time of its redelivery to Owner. All additional equipment left aboard the Vessel at the termination of the Charter shall be deemed abandoned to Owner. Charterer shall make no substantial change in the structure, type or speed of the Vessel or change its rig without first obtaining the written approval of Owner and the Vessel Lender; provided, however, that no such approval need be obtained in respect of any change which shall be necessary to comply with the requirements of the United States Coast Guard, [state/country of flag], or The American Bureau of Shipping in order to entitle the Vessel to the classification and rating required above.

       12.  WARRANTY CLAIMS.

               Charterer has retained, and not assigned to Owner, its rights under the [HDW] [Daewoo] Shipbuilding Agreement with respect to the Vessel with [Howaldtswerke-Deutsche Werft AG] [Daewoo Shipbuilding & Heavy Machinery Ltd.] (the "Shipyard") relating to the condition and performance of the Vessel, including its replacement and repair warranty rights under said contract, and its rights with respect to the standby letter of credit relating to such warranty rights, and it is agreed that:

               (a) Charterer may negotiate and process all warranty claims directly with the Shipyard and shall provide Owner with prior notice of all warranty claims whenever reasonably practicable;

               (b) Owner will cooperate with Charterer in processing all Vessel warranty claims against the Shipyard if requested by Charterer; and

               (c) All fees and expenses incurred to prosecute or litigate Vessel warranty claims against the Shipyard shall be borne by Charterer.

       13.  OWNER AND VESSEL LENDER INSPECTIONS.

               Charterer shall at all reasonable times afford Owner and the Vessel Lender, or their respective authorized representatives, full and complete access to the Vessel for the purpose of inspecting or surveying the same and its papers and, at the request and expense of Owner or the Vessel Lender, Charterer shall deliver for inspection by such requesting party copies of any and all contracts and documents relating to the Vessel, whether on board or not on board.

       14.  LAY-UP.

               Notwithstanding anything to the contrary in this Charter, Charterer may at any time during the period of this Charter, lay-up the Vessel at a safe place so long as permitted by the applicable Mortgage in which case Charterer's obligations under this Charter shall include, during the period of lay-up, taking the customary precautions for the maintenance and safety of the Vessel and of paying, in addition to all other amounts required under this Charter, all other expenses attributable to such precautions and to the laying-up of the Vessel.

       15.  CHARTERER TO MAN.

               During the period of this Charter, Charterer shall at its expense, and by its own procurement, man, victual, navigate, operate, supply, and fuel the Vessel and shall pay all charges and expenses of every kind and nature whatsoever incident to the use and operation of the Vessel under this Charter.

       16.  CONDITION ON REDELIVERY OF VESSEL.

               (a) The Vessel shall be redelivered to Owner (unless lost) pursuant to the terms of this Charter in all respects in the same condition of operation and repair as when delivered, except as otherwise provided herein or mutually agreed, ordinary wear and tear not affecting class excepted. Unless otherwise agreed between the parties and, except as provided in paragraph (b) of this Section 16, Charterer shall repair all damages to the Vessel occurring during the Charter Period, and shall replace all lost, worn out or otherwise non-operating items, to the extent necessary to put each Vessel in all respects in the same condition of operation and repair as when delivered, ordinary wear and tear not affecting class excepted. If, at the time of redelivery, repairs, renewals, replacements or other obligations for which Charterer is liable remain to be accomplished and it is mutually agreed between the parties that such items need not be accomplished before redelivery, Charterer shall pay the agreed upon cost of such items. At the redelivery survey provided for in Section 7 hereof, the surveyor representing both Charterer and Owner shall determine and state the repairs or work necessary to place the Vessel on the date of redelivery in the condition and class required in this Charter, which statement shall include all repairs or work required by outstanding classification requirements of The American Bureau of Shipping or marine inspection requirements of the United States Coast Guard, if applicable, in effect with respect to the Vessel as of the date of the redelivery to place it in such condition.

               (b) Owner agrees that upon the redelivery Charterer shall have no obligation to renew or repair the Vessel's cell guides, which shall be returned in "as is, where is" condition.

       17.  RISK OF LOSS, INSURANCE.

               Charterer hereby assumes all of the risks and liability resulting from or arising out of Charterer's possession, use, operation or storage of the Vessel, and Charterer shall at all times, at its own expense, comply with and discharge Owner's obligations under Section
(29) of the [Mortgage] [Mortgages] as to the maintenance of insurance on the Vessel, and shall be entitled to all the benefits and rights of Owner under said section, during the Charter Period (and shall, along with Owner and the Vessel Lender, be named as an assured, additional assured, and loss payee, as applicable), all in accordance with the provisions of said section. In any case where Charterer shall be obligated to give notice to the Vessel Lender pursuant to this Section 17, Charterer shall also give simultaneous notice to Owner.

       18.  ACTUAL OR CONSTRUCTIVE TOTAL LOSS.

               If an Event of Loss shall occur, Charterer shall (i) give prompt written notice thereof to Owner and the Vessel Lender, (ii) deposit with the Vessel Lender for the account of Owner, on or before the Redemption Date, all amounts required to be paid by Owner to the Vessel Lender on such date pursuant to Section 5.04(b)(ii) of the Loan Agreement, (iii) pay to Owner any insurance proceeds or other compensation, in excess of its payment obligations pursuant to subclause
(ii) hereof, and (iv) be entitled to the credit referred to in Section 5.04(b)(iii) with respect to its payment obligations pursuant to subclause (ii) hereof. Upon Charterer's payment pursuant to subclause
(ii) hereof (to the extent modified by subclause (iv) hereof), this Charter shall terminate.

       19.  BILLS OF LADING.

               Charterer shall utilize its customary contracts of affreightment, including its long form and short form bills of lading, the standard form of Military Sealift Command Shipping Agreement, and cargo charter parties all of which foregoing documents shall include Clause Paramount, Liberties Clause, General Average Clause, New Jason Clause, and Both-to-Blame Collision Clause.

       20.  GENERAL AND PARTICULAR AVERAGE.

               Average adjusters, appointed by Charterer from a list of adjusters satisfactory to Owner, shall attend to the settlement and collection of both general and particular average losses subject to the customary charges. Charterer agrees to assist the adjuster in preparing the average statement and to take all other possible measures to protect the interests of the Vessel and Owner.

       21.  SALVAGE.

               All earned salvage will be for Charterer's account.

       22.  LIENS.

               (a) Neither Charterer nor the Master of the Vessel nor any other Person shall have the right, power, or authority to create, incur or permit to be placed upon the Vessel any liens whatsoever other than those permitted by Section 14 of the Mortgage, and shall hold harmless and indemnify Owner and the Vessel Lender against the claims and demands of all Persons whomsoever arising as a result of any mortgage, security interest, lien or charge whatsoever on the Vessel, except that such undertaking by Charterer shall not apply to the lien of the [Mortgage] [Mortgages].

               (b) Charterer shall at all times, at its own cost and expense, comply with and discharge Owner's obligations under Sections
(15), (16) and (22) of the [Mortgage] [Mortgages] with respect to the release and discharge of any lien or levy against the Vessel, and shall give notice to Owner if it shall be required to give notice to the Vessel Lender pursuant to said Section (16).

               (c) Charterer agrees to carry a properly certified copy of this Charter and the [Mortgage] [Mortgages] with the ship's papers on board the Vessel, and agrees to exhibit the same to any person having business with such Vessel and to any representative of the Vessel Lender, and agrees also to exhibit the same to any representative of Owner on demand.

               (d) Charterer further agrees to fasten in the Vessel in a prominent place, and to maintain during the Charter Period a framed printed or typewritten notice in plain type and which shall cover a space of not less than six (6) inches wide by nine (9) inches high (or of such other dimensions as may be required by law) reading substantially as follows:

                     "NOTICE OF FIRST [AND SECOND] PREFERRED
                          SHIP MORTGAGE[S] AND CHARTER

       THIS VESSEL IS OWNED BY APL NEWBUILDINGS, LTD., A NEVADA CORPORATION (THE "SHIPOWNER"), AND IS CHARTERED BY AMERICAN PRESIDENT LINES, LTD., A DELAWARE CORPORATION, AND IS COVERED BY A FIRST PREFERRED SHIP MORTGAGE IN FAVOR OF [KREDITANSTALT FUR WIEDERAUFBAU] [SYNDICATE AGENT OR SYNDICATE MEMBERS] [AND A SECOND PREFERRED SHIP MORTGAGE IN FAVOR OF KREDITANSTALT FUR WIEDERAUFBAU], UNDER AUTHORITY OF THE REPUBLIC OF THE MARSHALL ISLANDS. UNDER THE TERMS OF SAID MORTGAGE[S] AND CHARTER, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL NOR ANY OTHER PERSON, HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THIS VESSEL ANY LIEN WHATSOEVER OTHER THAN THE LIEN OF SAID MORTGAGE[S] AND LIENS FOR WAGES OF A STEVEDORE WHEN EMPLOYED DIRECTLY BY THE SHIPOWNER, OPERATOR, MASTER, OR ANY AGENT OF THE VESSEL, FOR CREW'S WAGES, FOR GENERAL AVERAGE, FOR SALVAGE, AND, TO THE EXTENT SUBORDINATE TO THE LIEN OF SAID MORTGAGE[S], FOR CERTAIN LIENS INCIDENT TO CURRENT OPERATIONS OR FOR REPAIRS OR CHANGES PERMITTED BY THE MORTGAGE[S]."

       23.  TRANSFER OF ASSIGNMENT.

               Charterer shall not, without Owner's and the Vessel Lender's prior written consent, sell, demise, charter, transfer, or assign this Charter or any interest therein, or, without such consent, make any arrangement whereby the maintenance, management, or operation of the Vessel is to be performed by any other person, except with respect to requisition or other governmental taking, and except that Charterer may subcharter the Vessel on a time basis as long as Charterer shall, at its own cost and expense, comply with Section 9.02(b) of the Loan Agreement; provided that, notwithstanding such subcharter, Charterer remains fully liable for all of its obligations under the Charter Documents. Charterer shall have the right to voyage charter the Vessel, or to arrange for space or slot charters of a portion of the Vessel in connection with Charterer's normal liner service.

       24.  EVENTS OF DEFAULT AND REMEDIES.

               (a) The following shall constitute an event of default under this Charter (hereinafter called a "Event of Default"):

               (i) An Event of Default shall have occurred under the Loan Agreement or [the Mortgage] [or the Second Mortgage]; or
               (ii) Charterer's failure to duly and punctually observe and perform any of the covenants of Charterer herein and the continuance of such failure for thirty (30) days after written notice thereof from Owner to Charterer; or

               (iii) Any representation or warranty made by or on behalf of Charterer in this Charter or in any of the Charter Documents, or by Charterer in any certificate, statement or other document issued by or on behalf of Charterer pursuant to this Charter shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

               (iv) Any license, authorization, consent or approval at any time necessary to enable Charterer to comply with its obligations under this Charter and/or any of the Charter Documents with respect to the Vessel is revoked or not granted or fails to remain in full force and effect for a period of thirty (30) days after notice thereof from the Vessel Lender.

               (b) If an Event of Default shall have occurred and be continuing:

               (i) If the Vessel Lender shall have declared or shall have been deemed to have declared the whole or any part of the outstanding principal amount of the [HDW] [Daewoo] Notes to be immediately due and payable by Owner pursuant to Section 12.01 of the Loan Agreement and Section (31) of the Mortgage[s], Charterer shall be immediately obligated to pay Charter Hire in an amount equal to such principal amount and interest thereon and interest thereafter on overdue principal at the Default Interest Rate;

               (ii) Upon such declaration or deemed declaration of acceleration pursuant to clause (i) hereof, Owner may:

                      (A) Institute and prosecute any judicial, extra-judicial, or administrative proceedings as it may consider appropriate to recover any or all sums due, or declared due, with respect to Charter Hire and with respect to any Supplemental Charter Hire due, with the right to enforce payment of said sums against any assets of Charterer;

                      (B) Owner may take possession of the Vessel, with or without legal proceedings, at any place where the Vessel may be found (and Charterer shall forthwith surrender possession of the Vessel to Owner on demand); and

                      (C) Owner may terminate Charterer's rights under this Charter.

               (c) In case there shall be pending proceedings for the bankruptcy or for the reorganization of Charterer under any applicable law or in connection with the insolvency of Charterer or in case a receiver or trustee shall have been appointed for its property or its creditors, Owner or the Vessel Lender as assignee of the Owner, irrespective of whether Charter Hire shall then be due and payable as herein expressed or by declaration of acceleration or otherwise, shall be entitled and empowered to intervene in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of Charter Hire or Supplemental Charter Hire owing and unpaid, and to file such other papers or documents as may be necessary or advisable in order to have the claims of Owner allowed in any judicial proceeding relative to Charterer, its creditors, or its property, and to collect and receive any money or other property payable or deliverable on any such claims, and to have the same applied pursuant to Section 5.09 [(a)] [(b)] of the Loan Agreement. Nothing contained in this Charter shall be deemed to give Owner any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder.

               (d) Any monies collected by Owner pursuant to enforcement of any of its rights hereunder or under any other Charter Document on account of the occurrence of an Event of Default by or on behalf of Owner shall be payable to the Vessel Lender and distributed in accordance with Section 5.09[(a)] [(b)] of the Loan Agreement.

               (e) No right or remedy herein conferred upon or reserved to Owner is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and, in addition to every other right and remedy given hereunder or under the other Charter Documents or now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent or subsequent assertion or employment of any other right or remedy hereunder or otherwise.

               (f) No delay or omission of Owner to exercise any right or remedy accruing upon any Event of Default nor any course of dealings between Owner and Charterer shall impair any such right or remedy or constitute a waiver of any Event of Default or an acquiescence therein nor shall any single exercise or partial exercise of any such right or remedy preclude any other exercise thereof or any exercise of any other or further right or remedy; nor shall the acceptance by Owner of any security or any payment of any part of Charter Hire or Supplemental Charter Hire maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. Every right or remedy given by this Charter or any other Charter Document or by law to Owner may be exercised from time-to-time, and as often and in such order as may be deemed expedient, by Owner.

               (g) In case Owner shall have proceeded to enforce any right, power or remedy under this Charter or under any other Charter Document, and such proceeding shall have been discontinued or abandoned for any reason or shall have been adversely determined to Owner, then, and in every such case, Charterer and Owner shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Charter or any other Charter Documents, as the case may be, and all rights, remedies and powers of Owner shall continue as if no such proceedings had been taken.

               (h) Subject to the provisions of Section 24(b) hereof, Owner shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to Owner under this Charter or any other Charter Document.

               (i) Charterer hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit, and diligence in taking any action to collect amounts called for under this Charter at any time in connection herewith.

               (j) No right or remedy herein conferred upon or reserved to Owner is intended to be exclusive, but cumulative and in addition to any other right and remedy given hereunder or under the other Charter Documents.

       25.  SPECIAL CONDITIONS; SUBORDINATION TO THE LIEN OF THE
MORTGAGE[S].

               (a) During the period of this Charter, Charterer may substitute its own stack marks and insignia for those of Owner on the Vessel.

               (b) Owner shall effect initial registry of the Vessel in the official name designated by Charterer.

               (c) This Charter and each and every provision hereof shall be subject and subordinate to each and every provision of the Mortgage[s] in each and every right and any remedy of any party hereto is subject and subordinate to each and every right and remedy of any party to the Mortgage[s]. Any lien of the Charterer against the Vessel for breach of this Charter (whether pleaded and proved as a tort or otherwise) shall be subject and subordinate to the lien of the Mortgage[s]. Charterer agrees not to take any action under this Charter or otherwise which would violate, or cause Owner to violate, any provisions of the [Mortgage] [Mortgages]. Without limiting the generality of the foregoing, and in addition to all other obligations assumed by Charterer hereunder, Charterer will at all times, and at its own expense, comply with and discharge Owner's obligations, and shall be entitled to all the benefits and rights of Owner, under the following sections of the [Mortgage] [Mortgages], all in accordance with the provisions of said sections: (i) Section (18) with respect to notice of Events of Default, (ii) Section (21) with respect to operation of the Vessel in accordance with law, (iii) Section (23) with respect to the maintenance of the [Mortgage] [Mortgages], (iv) Section 25(c) with respect to dealing with the Vessel's equipment (in connection with which Charterer may act without Owner's consent whenever Mortgagee consent is not required), and (v) Sections (28), (50)(a) and (b) and (51) with respect to the payment or reimbursement of expenses.

       26.  OWNERSHIP.

               So long as this Charter shall be in effect, Charterer's interest in the Vessel shall be solely that of a bareboat charterer. There shall be no option to purchase or other right to acquire a legal or equitable ownership interest in the Vessel permitted or impled so long as this Charter shall be in effect. Any contract or implied right of Charterer to a legal or equitable interest in the Vessel made or given while this Charter is in effect shall be void and unenforceable.

       27.  AMENDMENT.

               This Charter shall be binding upon, in or to the benefit of and enforceable by the parties hereto and their respective successors and assigns. Neither this Charter nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought; provided that no such amendment, modification, waiver, discharge or termination shall be made without the prior written consent of the Vessel Lender.

       28.  APPLICABLE LAW.

               This Charter shall be construed and governed in accordance with the admiralty and maritime law of the United States of America and where applicable the law of the State of New York (other than the law of the State of New York governing choice of law).

       29.  NOTICES.

               All notices or other communications by either party to the other shall be in writing. If such notice is to the Charterer, it shall be addressed to:

               American President Lines, Ltd.
               1111 Broadway
               Oakland, CA  94607
               Telephone:     (510) 272-8000
               Facsimile:     (510) 272-8932
               Telex:         671 4840
               Answerback:    APL OAK
               Attention:     Treasurer

               If to Owner, it shall be addressed to:

               APL Newbuildings, Ltd.
               1111 Broadway
               Oakland, CA  94607
               Telephone:     (510) 272-8000
               Facsimile:     (510) 272-8932
               Telex:         671 4840
               Answerback:    APL OAK
               Attention:     Treasurer

              Any notices or communications provided for herein shall be deemed to have been given, unless otherwise expressly provided herein, at the time of mailing when (in the case of telex) the addressee's answerback shall have been received at the end of the transmission thereof or (in the case of any letter) when delivered to that address by facsimile or personally) or when actually received by the relevant party after being deposited in the post, first class, postage prepaid, in an envelope addressed as above. Any party shall have the right to change the address at which it is to receive notices upon fifteen (15) days prior written notice.

       30.  CONSENT TO ASSIGNMENT.

               Charterer hereby consents to the assignment of all of Owner's rights, title and interest in and to this Charter to [KfW] [Syndicate Agent or Syndicate Members] pursuant to the
[HDW] [Daewoo] Charter Assignment as security for the payment and performance of the Owner Obligations with respect to the Vessel [and the second priority security assignment of all such right, title and interest in this KfW pursuant to the Second Charter Assignment, as security for certain obligations of Owner to KfW under the Loan Agreement] and agrees to make all payments due hereunder to the accounts specified and otherwise in accordance with Section [5.06][5.07] of the Loan Agreement.





               IN WITNESS WHEREOF, the parties hereto have caused this Charter to be executed the day and year first above written.


                                                    OWNER

                                                    APL NEWBUILDINGS,
LTD.

                                                    By:
_________________________

                                                    Its:
_________________________




                                                    CHARTERER

                                                    AMERICAN PRESIDENT
LINES, LTD.

                                                    By:
_________________________

                                                    Its:
_________________________




                                     RECEIPT OF ORIGINAL EXECUTED
                                     COUNTERPART ACKNOWLEDGED:



                                                    [Name]



By:__________________________


                                                          EXHIBIT B-1 TO
                                                        THE AGREEMENT TO
                                                     ACQUIRE AND CHARTER




Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9

D - 60325 Frankfurt am Main


                                                         Date:        19


Re.: Container Vessel identified by Howaldtswerke-Deutsche Werft AG (the "Builder") as Yard No. (297) (298) (299) ("the Vessel") - B IV a F(W) 753


Dear Sirs,

We refer to an agreement ("the Acquisition Agreement") dated (     )

199_ and made between yourselves as Agent and Lender and ourselves as

Transferee.  Terms defined in the Acquisition Agreement have the same meanings herein.



In relation to the Vessel, we hereby confirm that we are ready to take delivery of and accept the Vessel under the [Acquisition Agreement]

[Shipbuilding Agreement].



We also confirm that the Vessel is recommended for class "      " with

The American Bureau of Shipping as per the photocopy or duplicate provisional certificate attached hereto, and that there is no lien nor encumbrance on the Vessel other than the lien in favor of the Builder in respect of the final installment of the Contract Price under the

Shipbuilding Agreement in the amount of DM(                 ) for the

Vessel payable on delivery under the [Acquisition

Agreement][Shipbuilding Agreement].



Yours faithfully,

for and on behalf of

APL NEWBUILDINGS, LTD.



                                                             EXHIBIT B-2
                                                     TO THE AGREEMENT TO
                                                     ACQUIRE AND CHARTER


Commerzbank AG
Ness 7-9

D-20457 Hamburg


                                                      Date:           19


Re.:   Container Vessel identified by Daewoo Shipbuilding & Heavy
       Machinery, Ltd. (the "Builder") as Yard No. (       ) (       ) (
       ) ("the Vessel")


Dear Sirs,

We refer to an agreement ("the Acquisition Agreement") dated (        )

199_ and made between yourselves as Syndicate Agent and ourselves as

Transferee.  Terms defined in the Acquisition Agreement have the same meanings herein.



In relation to the Vessel, we hereby confirm that we are ready to take delivery of and accept the Vessel under the [Acquisition

Agreement][Shipbuilding Agreement].



We also confirm that the Vessel is recommended for class "      " with

The American Bureau Shipping as per the photocopy or duplicate provisional certificate attached hereto, and that there is no lien nor encumbrance on the Vessel other than the lien in favor of the Builder in respect of the final installment of the Contract Price under the

Shipbuilding Agreement in the amount of USD(               ) for the

Vessel payable on delivery under the Shipbuilding Agreement.

Yours faithfully,

for and on behalf of

APL NEWBUILDINGS, LTD.

                                                            Exhibit C to
                                                            Agreement to
                                                     Acquire and Charter









                   [HDW] [DAEWOO] [SECOND] CHARTER ASSIGNMENT


                                      FROM


                      APL NEWBUILDINGS, LTD., the Assignor



                                       TO

                 [KREDITANSTALT FUR WIEDERAUFBAU, the Assignee]

           [COMMERZBANK AG, HAMBURG, as Syndicate Agent, the Assignee]





                             Dated: __________, 19__
                   [HDW] [DAEWOO] [SECOND] CHARTER ASSIGNMENT


       This [Second] Charter Assignment dated __________ __, 199_ is made between (i) APL NEWBUILDINGS, LTD., a Nevada corporation (the "Assignor") and (ii) KREDITANSTALT FUR WIEDERAUFBAU, a public law company incorporated in the Federal Republic of Germany. [(ii) COMMERZBANK AG, Hamburg, a banking corporation incorporated in the Federal Republic of Germany.

                              W I T N E S S E T H:

               WHEREAS, American President Lines, Ltd. ("APL") has heretofore entered into that certain Loan Agreement dated ________, 1994 (the "Loan Agreement"), by and among APL, as Borrower, Kreditanstalt fur Wiederaufbau ("KfW"), Commerzbank AG (Hamburg) (the Syndicate Agent), and the banks listed on Schedule I thereto (each, a "Syndicate Member" and, collectively, the "Syndicate"), as Lenders, with respect to the purchase financing of six (6) container vessels, including the Vessel described below, and American President Companies, Ltd. ("APC") has heretofore entered into that certain Guarantee dated _______, 199_ (the "Guarantee"), relating to APL's obligations under the Loan Agreement and the Assignor's obligations under the Loan Agreement as established pursuant to the below-defined Acquisition Agreement.

               WHEREAS, the date hereof is the Delivery Date of the below-described [HDW] [Daewoo] Vessel pursuant to the Loan Agreement;

               WHEREAS, as contemplated by Section 7(k) of the Loan Agreement, APL has entered into that certain Agreement to Acquire and Charter (the "Acquisition Agreement") among the Assignor and the parties to the Loan Agreement, pursuant to which APL has transferred to the Assignor, and the Assignor has accepted title to, and is currently the disponent owner of, the Republic of The Marshall Islands flag vessel PRESIDENT _______________, Official Number __________ (the "Vessel"), and the Assignor has undertaken all of the payment and certain of the performance obligations relating to Vessel Indebtedness in respect of the Vessel under the Loan Agreement, (the "Owner Obligations");

               WHEREAS, pursuant to the Acquisition Agreement, APL is permitted, at its option, to transfer to the Assignor, and the Assignor has agreed, at its option, to accept, title to any and all of the other [HDW] [Daewoo] Vessels (each of such other [HDW] [Daewoo] Vessels which is so transferred together with the above-referenced Vessel, referred to individually herein as a "Vessel" and collectively as the "Vessels", on their respective Delivery Dates pursuant to the Loan Agreement;

               WHEREAS, the Assignor has simultaneously herewith entered into a First Mortgage on the Vessel in favor of [KfW] the Syndicate and/or Agent or the Syndicate Members (the "Vessel Lender") [and has also entered into a Second Mortgage on the Vessel in favor of KfW], as security for the Owner Obligations in respect of the Vessel, and the Assignor shall, upon their respective Delivery Dates, enter into a First Mortgage in such form in favor of the Vessel Lender [and a Second Mortgage thereon in favor of KfW with respect to each of the other Vessels];

               WHEREAS, as contemplated by Section 9.02(h) of the Loan Agreement and by the Acquisition Agreement, as a condition to the transfer of the Vessel and any other Vessels pursuant to the Acquisition Agreement, the Assignor has let and demised the Vessel to American President Lines, Ltd. as charterer, ("the Charterer") and Charterer has hired the Vessel from the Assignor on the terms and conditions set forth in the [HDW] [Daewoo] Charter, dated the date hereof, such charter of the Vessel being effective upon the execution and delivery of the Charter;

               WHEREAS, as further contemplated by the Acquisition Agreement, as further conditions to the transfer of the Vessel and the other Vessels pursuant to the Acquisition Agreement the Assignor is entering into this [Second] Charter Assignment relating to the [HDW] [Daewoo] Charter in favor of the Vessel Lender [and the Second Charter Assignment of the Daewoo Charter in favor of KfW], and the Charterer is consenting to such Charter Assignment and such Second Charter Assignment pursuant to the [HDW] [Daewoo] Charter;

               WHEREAS, capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Loan Agreement and the Acquisition Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

       1. The Assignor hereby sells, pledges, hypothecates, assigns, transfers and sets over unto the Assignee and unto the Assignee's successors and assigns, not absolutely but as security only for the performance by the Assignor of the Owner Obligations, and grants to the Assignee a first priority security interest [second priority security interest] in all right, title and interest of the Assignor in and to the [HDW] [Daewoo] Charter, all monies due and to become due and claims for monies due and to become due, and all claims for damages arising out of the breach of, the [HDW] [Daewoo] Charter, together with any extensions, renewals, modifications, changes or amendments of the [HDW] [Daewoo] Charter and any and all proceeds of the foregoing.

       2.  The Assignor hereby agrees, represents and warrants that:

               (a) The [HDW] [Daewoo] Charter is in full force and effect and enforceable in accordance with its terms;

               (b) The Assignor is not in default of any of the terms of the [HDW] [Daewoo] Charter;

               (c) Neither the whole nor any part of the right, title and interest hereby assigned are the subject of any present assignment or pledge other than the assignment contained herein [and the Second Charter Assignment in favor of KfW], and so long as this Charter Assignment [Second Charter Assignment] shall remain in effect, the Assignor will not, without the prior written consent thereto of the Assignee and, assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns;

               (d) The Assignor will not take or omit to take any action, the taking or omission of which might result in any alteration or impairment of the [HDW] [Daewoo] Charter or this Charter Assignment [Second Charter Assignment] or any of the rights created by the [HDW] [Daewoo] Charter or this Charter Assignment [Second Charter Assignment];

               (e) To the knowledge of the Assignor, the Charterer is not in default of any of the terms of the [HDW] [Daewoo] Charter;

               (f) [Subject to the rights of the Assignee under the Charter Assignment] [The] Assignor will not enter into or consent to any amendment, modification or other alteration of the [HDW] [Daewoo]
Charter without first obtaining the prior written consent of the Assignee. Any amendment, modification or other alteration made without the written consent of the Assignee shall be null and void.

       3. Notwithstanding this Assignment, it is acknowledged, understood and agreed that:

               (a) The Assignor will remain liable to perform all of the owner's obligations and duties under the [HDW] [Daewoo] Charter.

               (b) The Assignor will be deemed the owner under the [HDW] [Daewoo] Charter except as expressly set forth herein.

               (c) The Assignee shall have no obligation or liability under or pursuant to the [HDW] [Daewoo] Charter by reason of or arising out of this Assignment, nor to present or file any claim, nor to take any other action to collect or enforce the performance obligations of the Charterer or payment of any amounts which have been assigned to them or to which they may be entitled under this Charter Assignment [Second Charter Assignment] at any time or times;

               (d) So long as no Event of Default (as that term is defined in the Loan Agreement and the First Mortgage [the Second Mortgage]) has occurred, is continuing and shall not have been cured and waived, neither the Assignee, the Assignor nor any successor thereof shall interfere with the Charterer's possession and its peaceful and quiet enjoyment of the Vessel.

       4. The Assignor confirms to the Assignee its authorization and direction to the Charterer in the [HDW] [Daewoo] Charter to make payment of all monies due and to become due under or arising out of the [HDW] [Daewoo] Charter at the time and in the manner set forth in Section 2(b) of the [HDW] [Daewoo] Charter.

       5. The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor's true and lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise), upon an Event of Default under the Loan Agreement or the First Mortgage [the Second Mortgage], and in accordance therewith, to ask, require, demand, receive, compound and give acquittance for any and all monies, and claims for monies and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

       6. The Assignor hereby irrevocably authorizes the Assignee, at the Assignor's expense, to file such financing and continuation statements relating to this Charter Assignment [Second Charter Assignment] without the Assignor's signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor's attorney-in-fact to execute any such statements in the Assignor's name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interest conferred hereby.

       7. The assignment of the [HDW] [Daewoo] Charter to the Assignee provided for herein shall take effect immediately upon the execution hereof and the powers and authorities granted to the Assignee, its successors or assigns herein, having been given for valuable consideration, are hereby declared to be irrevocable.

       8. The Assignor hereby agrees that at any time and from time to time, upon the written request of the Assignee, its successors and assigns, it will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee, its successors or assigns, may reasonably require in order to obtain the full benefits of this Second Charter Assignment and of the rights and powers herein granted.

       9. This [Second] Charter Assignment shall be governed by the laws of the State of New York (other than the law of the State of New York governing choice of law) and may not be amended or changed except by an instrument in writing signed by the party against whom enforcement is sought.

    10. The Assignor hereby authorizes the Assignee to execute and file financing statements and amendments thereto as provided in Article 9 of the Uniform Commercial Code.

               IN WITNESS WHEREOF, the Assignor has caused this instrument to be duly executed as of the day and year first above written.


                                                    By:
__________________________
                                                        Title:

_______________________________
1 Insert in HDW Vessel Charter only.